Exhibit 99.1

CVR Refining Reports Third Quarter 2018 Results
And Announces Cash Distribution of 90 Cents

SUGAR LAND, Texas (Oct. 24, 2018) – CVR Refining, LP (NYSE: CVRR), a refiner and marketer of petroleum fuels, today announced net income of $174 million on net sales of $1,857 million for the third quarter of 2018, compared to net income of $70 million on net sales of $1,386 million for the third quarter of 2017. Adjusted EBITDA for the 2018 third quarter was $221 million compared to adjusted EBITDA of $139 million for the 2017 third quarter.

For the first nine months of 2018, net income was $439 million on net sales of $5,139 million, compared to net income of $118 million on net sales of $4,148 million for the comparable period a year earlier. Adjusted EBITDA for the first nine months of 2018 was $494 million, compared to adjusted EBITDA of $296 million for the first nine months of 2017.

“CVR Refining reported solid results for the 2018 third quarter,” said Dave Lamp, Chief Executive Officer of CVR Refining’s general partner. “The quarter’s success was driven by stronger crack spreads, reduced Renewable Identification Number (RIN) costs and increased internal RIN generation, wide crude oil differentials and reliable operations.

“Looking forward, we will remain focused on safe and reliable operations while taking advantage of favorable product margins and crude oil spreads,” Lamp said.

Consolidated Operations

Third quarter 2018 combined total throughput was approximately 219,000 barrels per day (bpd). Combined total throughput was approximately 214,000 bpd for the same period in 2017.

Refining margin adjusted for FIFO impact per combined total throughput, a non-GAAP financial measure, was $15.41 in the 2018 third quarter, compared to $13.05 during the same period in 2017. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per combined total throughput, for the 2018 third quarter were $4.17, compared to $5.02 in the third quarter of 2017.

Distributions

CVR Refining also announced today a third quarter 2018 distribution of 90 cents per common unit. The distribution, as set by the board of CVR Refining GP, LLC, the general partner of CVR Refining, will be paid on Nov. 12, 2018, to unitholders of record on Nov. 5, 2018. CVR Refining’s third quarter cash distribution brings the cumulative cash distributions paid or declared for the first nine months of 2018 to $2.07 per common unit.

CVR Refining is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices paid for crude oil and other feedstocks, as well as the prices received for finished products, RIN costs and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Third Quarter 2018 Earnings Conference Call

CVR Refining previously announced that it will host its third quarter 2018 Earnings Conference Call on Thursday, Oct. 25, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of the partnership’s developments, forward-looking information and other material information about business and financial matters.

The third quarter 2018 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Refining’s website at www.CVRRefining.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8289. The webcast will be archived and available through Nov. 8 at https://edge.media-server.com/m6/p/6g5xcnpz. A repeat of the call can be accessed through Nov. 8 by dialing (877) 660-6853, conference ID 13683848.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Refining’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Refining’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: crude oil differentials or spreads; RINs, crude oil, feedstock and product prices; distributions; operating performance; reserves; fourth quarter performance including throughput, production, direct operating expenses, capital spending and depreciation; safe and reliable operations; favorable product margins; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) price volatility of crude oil, other feedstocks and refined products; our ability to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Refining disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Refining, LP
Headquartered in Sugar Land, Texas, CVR Refining, LP is an independent downstream energy limited partnership that owns refining and related logistics assets in the Midcontinent United States. CVR Refining’s subsidiaries operate a complex full coking medium-sour crude oil refinery with a capacity of 132,000 barrels per calendar day (bpcd) in Coffeyville, Kansas, and a complex crude oil refinery with a capacity of 74,500 bpcd in Wynnewood, Oklahoma. CVR Refining’s subsidiaries also operate and invest in supporting logistics assets, including approximately 570 miles of owned, leased and joint venture pipelines, approximately 130 crude oil transports, a network of strategically located crude oil gathering tank farms, and approximately 6.4 million barrels of owned and leased crude oil storage capacity.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Refining, LP
(281) 207-3588
IR@CVRRefining.com

Media Relations:
Brandee Stephens
CVR Refining, LP
(281) 207-3516
MediaRelations@CVRRefining.com

CVR Refining, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2017).

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per unit data)	2018	2017	2018	2017
Statement of Operations Data:
Net sales	$1,857	$1,386	$5,139	$4,148
Operating costs and expenses:
Cost of materials and other	1,544	1,114	4,315	3,524
Direct operating expenses (1)(2)	85	120	272	308
Depreciation and amortization	33	32	98	97
Cost of sales	1,662	1,266	4,685	3,929
Selling, general and administrative expenses (1)	18	19	56	58
Depreciation and amortization	1	1	3	3
Loss on asset disposals	—	1	5	1
Operating income	176	99	390	157
Interest expense, net	(10)	(12)	(32)	(34)
Gain (loss) on derivatives, net	5	(17)	75	(5)
Other income, net	3	—	6	—
Net income	$174	$70	$439	$118

Net income per common unit - basic and diluted	$1.18	$0.47	$2.97	$0.80

Adjusted EBITDA*	$221	$139	$494	$296
Available cash for distribution*	133	139	306	139

Weighted average, number of common units outstanding:
Basic and diluted	147.6	147.6	147.6	147.6
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)	Direct operating expenses and selling, general and administrative expenses for the three and nine months ended September 30, 2018 and 2017 are shown exclusive of depreciation and amortization.

(2)
Direct operating expenses includes $1 million and $1 million of major turnaround expenses during the three and nine months ended September 30, 2018, respectively. Direct operating expenses includes $22 million and $37 million of major turnaround expenses during the three and nine months ended September 30, 2017, respectively.

(In millions)	As of September 30, 2018	As of December 31, 2017
Balance Sheet Data:
Cash and cash equivalents	$398	$174
Working capital	482	218
Total assets	2,505	2,270
Total debt, including current portion	539	541
Total partners’ capital	1,446	1,247

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$256	$63	$514	$314
Investing activities	(18)	(18)	(49)	(67)
Financing activities	(98)	—	(241)	(1)
Net increase in cash and cash equivalents	$140	$45	$224	$246

Capital expenditures for property, plant and equipment:
Maintenance	$16	$15	$39	$58
Growth	2	4	11	8
Total capital expenditures	$18	$19	$50	$66

Operating Data

The following tables set forth information about our consolidated operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In dollars per total throughput barrel)	2018	2017	2018	2017
Key Operating Statistics:
Gross profit	$9.70	$6.07	$7.99	$3.61
Refining margin*	$15.54	$13.81	$14.50	$10.32
FIFO impact, (favorable) unfavorable	$(0.13)	$(0.76)	$(0.79)	$0.01
Refining margin adjusted for FIFO impact*	$15.41	$13.05	$13.71	$10.33
Direct operating expenses and major turnaround expenses	$4.23	$6.12	$4.79	$5.11
Direct operating expenses excluding major turnaround expenses	$4.17	$5.02	$4.77	$4.49
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In dollars per barrel)	2018	2017	2018	2017
Market Indicators:
West Texas Intermediate (WTI) NYMEX	$69.43	$48.20	$66.79	$49.36
Crude Oil Differentials:
WTI less WTS (light/medium sour)	14.26	0.97	8.14	1.15
WTI less WCS (heavy sour)	27.76	10.48	23.77	11.42
WTI less Condensate	0.37	0.12	0.40	0.12
Midland Cushing Differential	14.33	0.79	7.69	0.54
NYMEX Crack Spreads:
Gasoline	16.96	20.42	17.69	17.74
Heating Oil	22.03	21.05	21.59	17.24
NYMEX 2-1-1 Crack Spread	19.50	20.73	19.64	17.49
PADD II Group 3 Basis:
Gasoline	(0.13)	(1.18)	(2.16)	(2.37)
Ultra Low Sulfur Diesel	0.89	0.85	0.08	(0.44)
PADD II Group 3 Product Crack Spread:
Gasoline	16.83	19.23	15.53	15.37
Ultra Low Sulfur Diesel	22.92	21.90	21.67	16.80
PADD II Group 3 2-1-1	$19.88	$20.57	$18.60	$16.09

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
		%		%		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Condensate	8,425	3.8	1	—	13,156	6.3	2,893	1.3
Sweet	193,727	88.5	196,341	91.9	179,964	86.5	195,857	88.5
Heavy sour	6,746	3.1	6,751	3.2	4,518	2.2	11,643	5.3
Total crude oil throughput	208,898	95.4	203,093	95.1	197,638	95.0	210,393	95.1
All other feedstocks and blendstocks	10,008	4.6	10,513	4.9	10,454	5.0	10,943	4.9
Total throughput	218,906	100.0	213,606	100.0	208,092	100.0	221,336	100.0
Production:
Gasoline	111,087	50.8	105,712	49.5	103,258	49.6	112,268	50.6
Distillate	94,157	43.0	89,655	42.0	89,325	42.9	92,046	41.5
Other (excluding internally produced fuel)	13,497	6.2	18,107	8.5	15,486	7.5	17,385	7.9
Total refining production (excluding internally produced fuel)	218,741	100.0	213,474	100.0	208,069	100.0	221,699	100.0

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
		%		%		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	273	0.2	1	—	6,448	5.1	2,893	2.1
Sweet	127,792	90.3	121,709	89.6	109,937	86.4	116,468	83.7
Heavy sour	6,746	4.8	6,751	5.0	4,518	3.6	11,643	8.4
Total crude oil throughput	134,811	95.3	128,461	94.6	120,903	95.1	131,004	94.2
All other feedstocks and blendstocks	6,664	4.7	7,415	5.4	6,238	4.9	8,124	5.8
Total throughput	141,475	100.0	135,876	100.0	127,141	100.0	139,128	100.0
Production:
Gasoline	72,337	50.7	67,598	49.1	62,543	48.7	70,697	50.1
Distillate	60,521	42.4	57,654	41.9	54,914	42.7	58,927	41.7
Other (excluding internally produced fuel)	9,900	6.9	12,355	9.0	11,066	8.6	11,619	8.2
Total refining production (excluding internally produced fuel)	142,758	100.0	137,607	100.0	128,523	100.0	141,243	100.0

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
		%		%		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	8,152	10.5	—	—	6,708	8.3	—	—
Sweet	65,936	85.2	74,632	96.0	70,026	86.5	79,389	96.6
Total crude oil throughput	74,088	95.7	74,632	96.0	76,734	94.8	79,389	96.6
All other feedstocks and blendstocks	3,344	4.3	3,098	4.0	4,216	5.2	2,819	3.4
Total throughput	77,432	100.0	77,730	100.0	80,950	100.0	82,208	100.0
Production:
Gasoline	38,750	51.0	38,114	50.2	40,715	51.2	41,571	51.6
Distillate	33,636	44.3	32,001	42.2	34,411	43.2	33,119	41.2
Other (excluding internally produced fuel)	3,597	4.7	5,752	7.6	4,420	5.6	5,766	7.2
Total refining production (excluding internally produced fuel)	75,983	100.0	75,867	100.0	79,546	100.0	80,456	100.0

Use of Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

Performance and Liquidity Measures

We use the following performance and liquidity measures:

EBITDA is a performance measure representing net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA is a performance measure representing EBITDA adjusted for (i) (favorable) unfavorable FIFO impacts associated with our crude oil and refined product inventories, (ii) major turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA), (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts. Adjusted EBITDA represents the starting point for determining of available cash for distribution. Refer to discussion below for the Refining margin, adjusted for FIFO impact non-GAAP measure for discussion of why management adjusted for the FIFO impact of our inventories. We exclude major turnaround expenses because these amounts are required expenditures for our refineries, are not closely related to current period operations, and many of our peer companies capitalize these amounts thereby excluding these amounts from their EBITDA-related measures. For derivatives, we adjust EBITDA to exclude the unrealized or non-cash portion of our derivative gain or loss from our results in order to arrive at our starting point for available cash for distribution.

Refining margin. This performance measure represents the difference between net sales and cost of materials and other as reported on our Condensed Consolidated Statements of Operations.

Refining margin, adjusted for FIFO impact. This performance measure represents our refining margin adjusted to exclude the impact of price changes in our crude oil and refined products inventories. Under our FIFO accounting method for crude oil and refined products, changes in crude oil prices can cause fluctuations in the inventory valuation of our raw material, work in process and finished good inventories, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. In periods of significant price volatility, these price changes have a significant impact on the valuation on our inventories and thus our results.

Available cash for distribution. This performance and liquidity measure is equal to Adjusted EBITDA reduced for cash needed for (i) debt service, (ii) reserves for environmental and maintenance capital expenditures, (iii) reserves for major turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

Operating Metrics

During the second quarter of 2018, we changed the metrics discussed below from a crude oil throughput barrel basis to a total throughput barrel basis. Prior period information has been revised to conform to current presentation.

Refining margin and refining margin adjusted for FIFO impact per total throughput barrel. For both refining margin and refining margin adjusted for FIFO impact, we present these measures on a per total throughput barrel basis. In order to calculate these non-GAAP operating metrics, we utilize the total dollar figures for refining margin and refining margin adjusted for FIFO impact, as derived above and divide by the applicable number of total throughput barrels for the period.

Direct operating expenses, excluding major turnaround expenses, per total throughput barrel. We provide this performance measure to exclude major turnaround expenses from the reported amounts of direct operating expense during a given period. Major turnaround expenses are required are not directly correlated to our current period operations and thus excluding them provides investors and analysts with the current period cost, exclusive of depreciation and amortization, we incur to convert a barrel of crude oil into refined product.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures.

A reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Net income	$174	$70	$439	$118
Add:
Interest expense, net	10	12	32	34
Depreciation and amortization	34	33	101	100
EBITDA	218	115	572	252
Add:
FIFO impact, (favorable) unfavorable	(3)	(15)	(45)	1
Major turnaround expenses	1	22	1	37
Gain (loss) on derivatives, net	(5)	17	(75)	5
Current period settlements on derivative contracts (1)	10	—	41	1
Adjusted EBITDA	$221	$139	$494	$296
_________________________

(1)
Represents the portion of (gain) loss on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts. Upon settlement there is no cost recovery associated with these contracts.

A reconciliation of Adjusted EBITDA to Available cash for distribution is as follows:

(In millions, except per unit data)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Adjusted EBITDA	$221	$494
Adjustments:
Less:
Cash needs for debt service	(10)	(30)
Reserves for environmental and maintenance capital expenditures	(25)	(75)
Reserves for major turnaround expenses	(15)	(45)
Reserves for projects	(38)	(38)
Available cash for distribution	$133	$306

Distribution declared, per common unit	$0.90	$2.07
Common units outstanding	147.6	147.6

The calculation of refining margin, refining margin adjusted for FIFO impact, refining margin per total throughput barrel, refining margin adjusted for FIFO impact per total throughput barrel and direct operating expenses (exclusive of depreciation and amortization and major turnaround expenses) per total throughput barrel (each a non-GAAP financial measure), including a reconciliation to the most directly comparable GAAP financial measure for the three and nine months ended September 30, 2018 and 2017 is as follows:

Consolidated Operating Data
	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Net sales	$1,857	$1,386	$5,139	$4,148
Cost of materials and other	1,544	1,114	4,315	3,524
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	85	120	272	308
Depreciation and amortization	33	32	98	97
Gross profit	195	120	454	219
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	85	120	272	308
Depreciation and amortization	33	32	98	97
Refining margin	313	272	824	624
FIFO impact, (favorable) unfavorable	(3)	(15)	(45)	1
Refining margin adjusted for FIFO impact	$310	$257	$779	$625

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total throughput barrels per day	218,906	213,606	208,092	221,336
Days in the period	92	92	273	273
Total throughput barrels	20,139,352	19,651,752	56,809,116	60,424,728

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except for per throughput barrel data)	2018	2017	2018	2017
Refining margin	$313	$272	$824	$624
Divided by: total throughput barrels	20	20	57	60
Refining margin per total throughput barrel	$15.54	$13.81	$14.50	$10.32

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except for per throughput barrel data)	2018	2017	2018	2017
Refining margin adjusted for FIFO impact	$310	$257	$779	$625
Divided by: total throughput barrels	20	20	57	60
Refining margin adjusted for FIFO impact per total throughput barrel	$15.41	$13.05	$13.71	$10.33

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except for per throughput barrel data)	2018	2017	2018	2017
Direct operating expenses (exclusive of depreciation and amortization)	$85	$120	$272	$308
Major turnaround expenses	1	22	1	37
Direct operating expenses (1)	$84	$98	$271	$271
Divided by: total throughput barrels	20	20	57	60
Direct operating expenses, excluding major turnaround expenses, per total throughput barrel	$4.17	$5.02	$4.77	$4.49

Q4 2018 Outlook. The table below summarizes our outlook for certain refining statistics and financial information for the fourth quarter of 2018. See “forward looking statements.”

	Q4 2018
	Low	High
Refinery Statistics:
Total throughput (bpd)	215,000	225,000

Direct operating expenses (1) (in millions)	85	95

Total capital spending (in millions)	30	40
_________________________
(1) Direct operating expenses are shown exclusive of depreciation and amortization and major turnaround expenses.